HUBBELL INCORPORATED STOCK APPRECIATION RIGHTS AGREEMENT HUBBELL INCORPORATED 2005 INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

Base Price: Grant Date:
As noted in your Award notification letter, effective on the Grant Date you have been granted the number of Stock Appreciation Rights (the “Rights”) set forth in the Award notification letter. Each Right entitles you to the positive difference, if any, between the Base Price designated in the Award notification letter and the Fair Market Value of a share of Common Stock, par value $0.01 per share (the “Common Stock”) of Hubbell Incorporated (the “Company”) on the date of exercise (the “Spread”), in accordance with the provisions of the Award notification letter, this Agreement setting forth terms and conditions to the Award, and the Hubbell Incorporated 2005 Incentive Award Plan, as amended and restated (the “Plan”). By electronically acknowledging and accepting this Award, you agree to be bound by the terms and conditions herein, the Plan, and any and all conditions established by the Company in connection with Awards issued under the Plan. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

Upon exercise the Spread will be paid in whole shares of Common Stock with a Fair Market Value equal to the Spread. You may only exercise a Right once it is vested, and will forfeit all unvested Rights in the event of the termination of your employment or service with the Company and all of its Subsidiaries for any reason other than Retirement, whether such termination is occasioned by you, by the Company or any of its Subsidiaries, with or without cause or by mutual agreement (“Termination of Service”).
The Rights will vest and may be exercised in one-third increments on each anniversary of the Grant Date. Notwithstanding the foregoing, the Rights shall be fully vested and exercisable upon your Termination of Service by reason of death or permanent disability. Upon a Change in Control, the Rights will vest and may be exercised in accordance with Section 10.2 of the Plan. The Rights shall continue to vest and be exercisable on each anniversary of the Grant Date following your Termination of Service by reason of Retirement.

Once vested, Rights may be exercised in whole or any part, at any time. However, vested Rights must be exercised, if at all, prior to the earlier of:
(a)    one year following Termination of Service by reason of death;
(b)    90 days following Termination of Service for any reason other than death or Retirement; provided however if Termination of Service is by reason of Retirement or by reason of permanent disability and you die within 90 days following such Termination of Service, then the vested Rights may be exercised until one year following your Termination of Service;
(c)    the tenth anniversary of the Grant Date following Termination by reason of Retirement; and
(d)    the tenth anniversary of the Grant Date;
and if not exercised prior thereto, the Rights shall terminate and no longer be exercisable.

“Permanent disability” means that you are unable to perform your duties by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or is expected to last for a continuous period of at least 12 months, as reasonably determined by the Board of Directors in its discretion. Additionally, “Retirement” means your Termination of Service other than by reason of termination for death, permanent disability or Cause on or after age 55 and the sum of the your age and service with the Company equals or exceeds 70. “Cause” means (i) misconduct which is reasonably deemed to be prejudicial to the interest of the Company, (ii) utilization or disclosure of confidential information of the Company (or of any other entity learned in the course of your job) for reasons unrelated to your employment with the Company, (iii) willful failure to perform the material duties of your job, (iv) fraud in connection with the business affairs of the Company regardless of whether said conduct is designed to defraud the Company or otherwise, (v) violation of material policies of the Company, (vi) violation of any fiduciary duty owed to the Company, or (vii) conviction of, plea of no contest or guilty to a felony or other crime involving moral turpitude. Cause shall be determined by the Committee (or such officer of the Company as the Committee may delegate such authority) in its sole and exclusive discretion.
Notwithstanding anything contained herein to the contrary, the Rights will terminate and no longer be exercisable in the event that you are in Competition with the Company. For this purpose, “Competition” shall mean that you, directly or indirectly, anywhere in the United States or outside of the United States in which the Company operates or otherwise sells its products in a competitive market, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or become a director or an employee of, or a consultant to, any person, firm or corporation which competes with the products and services of the Company; provided, however, that you shall not be in Competition with the Company as a result of investments in shares of stock traded on a national securities exchange or on the national over-the-counter market with an aggregate market value, at the time of acquisition, of less than two percent (2%) of the outstanding shares of such stock. By electronically acknowledging and accepting this Award, you agree that your right to exercise the Award, or any portion thereof, is subject to you not having been in Competition with the Company at any time during the term of the Award, and your exercise of the Award, or any portion thereof, shall constitute your certification to the Company that you have not been in Competition with the Company at any time during the term of the Award.
The Rights may be exercised pursuant to such procedures as the Company may establish and communicate to you from time to time. The Spread shall be determined by the Fair Market Value of Common Stock on the date all required steps to exercise the Rights as established by the Company have been completed by you. Rights are not transferable except by will or the laws of descent and distribution.
The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising from the exercise of any vested Rights. You may satisfy your tax obligation, in whole or in part, by either: (i) electing to have the Company withhold shares of Common Stock otherwise to be delivered with a Fair Market Value equal to the minimum amount of the tax withholding obligation, (ii) surrendering to the Company previously owned shares with a Fair Market Value equal to the minimum amount of the tax withholding obligation, (iii) withholding from other cash compensation or (iv) paying the amount of the tax withholding obligation directly to the Company in cash; provided, however, that if the tax obligation arises during a period in which the Participant is prohibited from trading under any policy of the Company or by reason of the Exchange Act, then the tax withholding obligation shall automatically be satisfied in accordance with subsection (i) of this paragraph.
Nothing in the Plan or this Agreement shall be interpreted to interfere with or limit in any way the right of the Company or any Subsidiary to terminate your employment or services at any time, nor confer upon any you the right to continue in the employ or service of the Company or any Subsidiary.
The Rights are granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan has been introduced voluntarily by the Company and in accordance with its terms it may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Rights is a one-time benefit and does not create any contractual or other right to receive additional stock appreciation rights or other benefits in lieu of stock appreciation rights in the future. Future awards of stock appreciation rights, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the number of shares subject to such award and vesting provisions.

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